Exhibit 10.9
Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83

Certain confidential information contained in this document, marked by brackets and asterisks ([* * *]), has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.
_____________________________________________________________________
3M TRADEMARK USE AGREEMENT
BY AND AMONG
3M COMPANY,
3M INNOVATIVE PROPERTIES COMPANY
AND
[SPINCO PARENT],
[SPINCO IPC],
[SPINCO GERMANY]
DATED AS OF [●]
_____________________________________________________________________

Confidential Treatment Requested by 3M Health Care Company
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TABLE OF CONTENTS
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TABLE OF CONTENTS
(continued)

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APPENDICES

Appendix A	3M Trademark
Appendix B	Web Properties
Appendix C	Commerical Names
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3M TRADEMARK USE AGREEMENT
This 3M TRADEMARK USE AGREEMENT (this “Agreement”), dated as of [●] is entered into by and among 3M Company (“3M Company”), 3M Innovative Properties Company (“3M IPC”), both Delaware corporations, and [SpinCo Parent], a [●], [SpinCo Germany], a [●], and SpinCo IPC, a [●] (“SpinCo IPC”) (collectively, the “Parties” and each individually, a “Party”). 3M IPC is a wholly owned subsidiary of 3M Company, and SpinCo Germany and SpinCo IPC are both wholly owned subsidiaries of SpinCo Parent.
RECITALS
WHEREAS, SpinCo and Parent are parties to that certain Separation and Distribution Agreement, dated as of [●] (the “SDA”);
WHEREAS, the board of directors of Parent has determined that it is in the best interests of Parent and its shareholders to create a new publicly traded company that shall operate the SpinCo Business and to separate the SpinCo Business from the Parent Business. Pursuant to the SDA and the Separation Step Plan, Parent will contribute certain SpinCo Assets held by it to SpinCo, in exchange for (i) the assumption by SpinCo of certain SpinCo Liabilities, (ii) the issuance by SpinCo to Parent of SpinCo Shares, and (iii) the Cash Transfer and, following such contribution, Parent will effect the distribution, on a pro rata basis, to holders of Parent Shares of at least 80.1% of the outstanding SpinCo Shares owned by Parent;
WHEREAS, this Agreement is an “Ancillary Agreement” pursuant to the SDA;
WHEREAS, this Agreement is being entered into by the Parties in order to promote the orderly transition of certain operations of the SpinCo Business and to effectuate the orderly consummation of the transactions contemplated under the SDA;
WHEREAS, 3M Company and 3M IPC (collectively “3M”), and SpinCo Parent, SpinCo IPC, and SpinCo Germany (collectively “SpinCo”), are parties to the Transitional Trademark Cross License Agreement, dated as of [●] (the “TTLA”), pursuant to which the Parties have agreed to cross license certain trademarks for use during a certain time;
WHEREAS, 3M owns, controls or has rights in certain jurisdictions to, in or under 3M Trademark (as defined in Section 1.1) that relate to or are used in connection with the SpinCo Business (as defined in Section 1.1);
WHEREAS, in certain jurisdictions outside of the United States of America, 3M IPC holds an exclusive license from 3M Company for use of such 3M Trademark;
WHEREAS, in order for SpinCo to make limited use of the 3M Trademark (as defined in Section 1.1) in connection with its business during the Term (as defined in Article 9) in certain jurisdictions, it is necessary to establish a right to use the 3M Trademark; and

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WHEREAS, in light of the foregoing, 3M has agreed to grant rights to SpinCo to use the 3M Trademark during the Term (as defined in Section 1.1).
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1    Certain Defined Terms
Capitalized terms used but not otherwise defined herein have the meanings ascribed thereto in the SDA. As used in this Agreement, the following terms have the following meanings:
“3M Trademark” means the 3M word mark identified in Appendix A to this Agreement.
“Change of Control” means with respect to any Person, (i) the sale of all or substantially all of the ownership interests in, or the assets of, such Person in a single transaction or a series of related transactions to one or more third parties, (ii) any direct or indirect acquisition, consolidation or merger of such Person by, with or into any third party, or (iii) any other corporate reorganization or single transaction or series of related transactions in which direct or indirect control of such Person is transferred to one or more third parties, including by transferring an excess of fifty percent (50%) of such Person’s voting power, shares or equity, through a merger, consolidation, tender offer or similar transaction to one or more third parties.
“Commercial Name” means a name under which a commercial enterprise operates to identify itself, including but not limited to, a trade name, business name, legal entity name, company name, fictitious name or d/b/a (doing business as) name.
“Damages” has the meaning set forth in Section 7.1.
“Extended Internal Use Term” has the meaning set forth in Section 9.1.
“Indemnified Persons” has the meaning set forth in Section 7.1.
“Indemnifying Party” has the meaning set forth in Section 7.1.
“Initial Internal Use Term” has the meaning set forth in Section 9.1.
“MSA” means the Master Supply Agreement, dated as of [●], to which 3M Company and SpinCo Parent are parties.
“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint

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venture, firm, association or other entity or organization (whether or not a legal entity), including, for the avoidance of doubt, any Party.
“SpinCo Asset” has the meaning assigned in the SDA.
“SpinCo Business” has the meaning assigned in the SDA.
“Term” has the meaning set forth in Section 9.1.
“Trademark” means trademarks, trademark applications, trademark registrations, service mark applications, service mark registrations, Internet domain names, brand names, certification marks, trade dress, logos, slogans, trade names and corporate names, social media accounts, identifiers and handles, and all other similar indicia of source of origin, together with the goodwill associated therewith, connected thereto or symbolized thereby.
“Web Properties” means internal and external Internet and Intranet domain names, Internet and Intranet addresses, uniform resource locators, Internet Protocol addresses, websites, website addresses, email addresses, and internal company intranet sites.
ARTICLE 2
GRANT
Section 2.1    Grant from 3M to SpinCo
(a)    Subject to the terms and conditions of this Agreement, 3M and 3M IPC grant to SpinCo IPC a worldwide (subject to Section 5.4), fee-based, term-limited (subject to Section 9.1), non-exclusive, non-sublicensable (except as set forth in Section 2.1(d)), and non-assignable (except as set forth in Section 10.2) right to use the 3M Trademark for (i) Web Properties and (ii) Commercial Names, as set forth below and taking into account the need to transition to SpinCo’s own branding as soon as possible during the Term. In no event shall SpinCo use any 3M Trademark standing alone or as a singular element.
(i)    For external uses, meaning public-facing uses available to SpinCo’s customers and others outside of the SpinCo organization, SpinCo may use the 3M Trademark as part of a Web Property solely in association with the SpinCo Business.
(ii)    For internal uses, meaning uses available only to those within the SpinCo organization and not to the public, SpinCo may use the 3M Trademark solely in connection with the SpinCo Business, provided that for all such internal uses, SpinCo will mask the 3M Trademark with a SpinCo-specific identity alias.
(iii)    SpinCo may use the 3M Trademark as part of a Commercial Name that operates solely in connection with SpinCo Business, provided that such names shall not be used for any marketing, promotional, advertising, or direct sales purposes. A list of all Commercial Names that include any 3M Trademark as of the Distribution Date is attached hereto as Appendix C to this Agreement.

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(b)    All rights relating to the 3M Trademark not expressly granted herein are reserved to 3M. Without limiting the foregoing, (i) no use of the 3M Trademark shall be permitted except as provided in the TTLA, the MSA, and this Agreement, and (ii) no rights to any other Trademarks are granted under this Agreement.
(c)    The foregoing grants to use the 3M Trademark set forth in Section 2.1(a) shall be the only permitted trademark use.
(d)    SpinCo may sublicense any or all of the rights granted to SpinCo pursuant to this Section 2.1 to SpinCo Affiliates. Any sublicenses granted to SpinCo’s Affiliates shall be and remain subject to all of the restrictions, limitations, and obligations set forth in this Agreement.
ARTICLE 3
QUALITY STANDARDS
Section 3.1    Quality
SpinCo recognizes the importance to 3M of 3M’s reputation and goodwill and to the public of maintaining high, uniformly applied standards of quality in the Web Properties and Commercial Names bearing the 3M Trademark. SpinCo undertakes and agrees to use the 3M Trademark in accordance with this Agreement. SpinCo will monitor the quality of all uses of the 3M Trademark to ensure that they meet the requirements of this Article 3 and will keep records of the results of its monitoring. SpinCo will promptly make such records available to 3M within ten (10) Business Days for inspection upon reasonable written request. SpinCo will not use the 3M Trademark on any Web Properties or Commercial Names that are not in compliance with this provision.
Section 3.2    Notice Regarding Quality
If at any time, any of SpinCo’s uses of the 3M Trademark shall, in the reasonable opinion of 3M, fail to materially conform to Section 3.1, 3M shall give SpinCo written and specific notice of such failure. SpinCo shall immediately employ commercially reasonable efforts to cure such failure. If SpinCo is unable to cure such failure in as short a period as possible, which in no instance shall exceed sixty (60) days after such notice, SpinCo shall immediately thereafter remove or obfuscate the 3M Trademark from all such non-conforming uses, and shall, as rapidly as possible, replace any such non-conforming uses with conforming uses, in each instance at its own cost, and provide written notice of such efforts to 3M. Subject to Article 9, SpinCo may resume use after written notice from 3M that all material failures previously identified have been cured. In the absence of such written notice from 3M, after sixty (60) days from SpinCo’s replacement and written notice to 3M, the replacement will be deemed to be in conformance.

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ARTICLE 4
USE OF 3M TRADEMARKS
Section 4.1    Manner of Use
All uses of the 3M Trademark shall conform to the use and standards depicted in Appendix A unless prior written approval for an alternative format is obtained from 3M.
Section 4.2    Restrictions on Use
SpinCo shall not directly or indirectly use, register, or apply to register the 3M Trademark beyond the use permitted under Section 2.1(a). SpinCo shall not use the 3M Trademark in a manner that could tarnish, dilute, or be detrimental to the value of, or goodwill symbolized by, the 3M Trademark or that is reasonably likely to injure, harm or reflect unfavorably on the reputation of 3M or its Affiliates. SpinCo shall not use the 3M Trademark in a descriptive or generic manner. SpinCo shall not associate or use the 3M Trademarks with PFAS pursuant to Section 5.7(e) of the SDA.
Section 4.3    Compliance with Law
SpinCo will ensure that, in relation to the 3M Trademark, all of its business practices and operations comply with all legal and regulatory requirements in all applicable jurisdictions throughout the world and with best industry standards and practices, and do not knowingly violate any third party’s rights.
Section 4.4    Legend; No Confusion
Where reasonably practical, SpinCo shall describe the 3M Trademark in a manner to indicate clearly that it is a Trademark of 3M. SpinCo shall otherwise ensure that its use of the 3M Trademark is not likely to cause confusion, mistake or deception as to the source, affiliation, sponsorship or endorsement between SpinCo and 3M or their respective products or services. In the event of any actual confusion or mistake occurring as a result of use of the 3M Trademark, the Parties agree to cooperate reasonably to take steps to resolve the cause of confusion or mistake, and to prevent any such confusion or mistake from arising again.
Section 4.5    Notice of Improper Use or Breach
If at any time SpinCo’s use of the 3M Trademark fails to materially comply with any provision of this Agreement, 3M shall provide notice to SpinCo and SpinCo shall comply with the process as set forth in Section 3.2. In the event SpinCo fails to cure in accordance with Section 3.2, 3M may terminate this Agreement as set for in Section 9.2(d). If a SpinCo Web Property or other SpinCo Asset that uses a 3M Trademark becomes the subject of a suspected security incident or other such unauthorized use, SpinCo will notify 3M immediately and in no event not more than seventy-two (72) hours of learning of such security incident or unauthorized use.

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Section 4.6    Responsibility for Underlying SpinCo Web Properties and Assets
SpinCo will remain fully responsible for any SpinCo Web Property and SpinCo Assets that use a 3M Trademark, which includes maintaining adequate cybersecurity insurance and industry standard cybersecurity measures to protect the integrity of all uses of the 3M Trademark.
Section 4.7    Responsibility for Underlying Web Properties and Assets
SpinCo agrees that any extension of the Term will not extend the term of any Transition Services under the Transition Services Agreement.
Section 4.8    Responsibility for Web Property Progress Report
SpinCo shall provide 3M with a quarterly report listing the remaining SpinCo Web Properties using the 3M Trademark.
ARTICLE 5
RIGHTS TO 3M TRADEMARKS
Section 5.1    Ownership
As between the Parties, SpinCo acknowledges the enforceability of the 3M Trademark and 3M’s sole and exclusive ownership thereof and agrees that any and all rights and goodwill that might be acquired by the use of the 3M Trademark by SpinCo shall inure to the sole benefit of 3M, who shall retain all right, title and interest associated with such 3M Trademark. Notwithstanding the foregoing, to the extent SpinCo is deemed to have acquired any ownership rights or goodwill in or to the 3M Trademark at any time, SpinCo hereby assigns such rights to 3M or its designee. SpinCo agrees to reasonably cooperate with 3M in registering and maintaining the 3M Trademark at 3M’s election and expense. SpinCo further agrees not to (a) adopt, seek to register, file or prosecute any application or other filing, in any jurisdiction, for any Trademark, design or other identifier of source owned or used in any jurisdiction as an identifier of source by 3M or its Affiliates, or confusingly similar thereto or dilutive thereof, no matter in what language or characters it may appear, (b) use or permit any third party to use the 3M Trademark in any modified form or in combination with any other mark, logo or name, in each case without 3M’s prior written consent or (c) engage in or assist with any act that challenges the validity, enforceability or ownership by 3M of the 3M Trademark, or could otherwise adversely affect the enforceability of or title to any rights of 3M in or to the 3M Trademark.
Section 5.2    Registration and Maintenance
3M has the sole right (but not the obligation) to file, prosecute until registration, maintain and renew the 3M Trademark. For clarity, any Party may, at its sole discretion, make all necessary filings to record this Agreement, and such filings shall be done at that Party’s own expense. The filing Party shall promptly notify the other Party upon filing such recordal.

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Section 5.3    Infringement; Enforcement
SpinCo shall provide prompt written notice to 3M of any infringement, misappropriation or other violation of the 3M Trademark by a third party of which it becomes aware or of any claim that comes to SpinCo’s attention alleging that the 3M Trademark infringes, misappropriates or otherwise violates the rights of a third party, and provide 3M with reasonable information and assistance. SpinCo shall provide reasonable cooperation in enforcing the 3M Trademark at 3M’s request and expense and agrees to be joined as a necessary party to any action. 3M retains the sole right to defend, enforce and litigate the 3M Trademark and control any related legal proceeding and in no event may SpinCo either take any action against a third party, or make any admission, concession or settlement, with respect to the 3M Trademark.
Section 5.4    Territories of Use
Notwithstanding anything to the contrary in this Agreement, except as otherwise approved in this Agreement, the rights granted in Article 2 are solely within the territories in which such 3M Trademark was used in connection with the SpinCo Business immediately prior to the Distribution Date.
ARTICLE 6
FEES
Section 6.1    Compensation
(a)    SpinCo IPC shall pay 3M Innovative Properties Company fees to reimburse for costs associated with quality monitoring, performed by or on behalf of 3M Innovative Properties Company, of SpinCo’s uses of the 3M Trademark, which fees shall not exceed [* * *] per calendar year. The fee will be pro-rated for partial calendar year.
(b)    For each Extended Internal Use Term, SpinCo IPC shall pay 3M Innovative Properties Company an annual license fee of [* * *] per calendar year.
Section 6.2    Expense Reports
(a)    3M shall submit all requests for reimbursement fees under Section 6.1(a) to SpinCo no less than sixty (30) days prior to the due date of such fee payment under Section 6.3(a).
Section 6.3    Fee Payments
(a)    Fees payable under this Agreement must be paid in US dollars, exclusive of sales or use tax, as directed by 3M within sixty (60) days following the end of each calendar year. In the event SpinCo fails to make a payment due under this Agreement by the due date, such failure shall constitute a material breach of this Agreement and shall be subject to the terms of Section 9.2 of this Agreement.

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(b)    Payments shall be made via wire transfer to the following:
Bank Name:
Bank Address:
ABA Number:
Beneficiary:
Account Number:
SWIFT Code:
Indicate “Fees for 3M Mark Use Agreement” in the reference field.
ARTICLE 7
INDEMNITIES
Section 7.1    Mutual Indemnification
Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party and its Affiliates and each of their respective past, present or future officers, directors, employees and agents and their respective successors, heirs and assignees and representatives (collectively the “Indemnified Persons”) from and against any damages, losses, liabilities or costs (other than costs allocated to be borne by the indemnified Party under the Agreement, but including reasonable legal expenses, costs of litigation and reasonable attorney’s fees) (“Damages”) incurred by the Indemnified Persons resulting from any Third Party Claim against the Indemnified Persons to the extent caused by, resulting from, or in connection with any gross negligence or willful misconduct by the Indemnifying Party or any of its Affiliates in connection with the performance of its obligations under this Agreement, provided, however, that the Indemnifying Party shall not be responsible for any Damages of the Indemnified Persons to the extent that such Damages are caused by, result from, or arise out of or in connection with any Indemnified Person’s gross negligence or willful misconduct.
Section 7.2    Indemnification by SpinCo
(a)    Notwithstanding Section 7.1, SpinCo shall indemnify, defend and hold harmless 3M’s Indemnified Persons from and against any Damages resulting from any Third Party Claim to the extent caused by, resulting from or in connection with (i) the use or misuse of the 3M Trademark licensed to SpinCo pursuant to this Agreement, (ii) the transactions contemplated by this Agreement or (iii) 3M’s actions or inactions in connection with the license granted to the 3M Trademark, provided, however, that SpinCo shall not be responsible for any Damages of 3M’s Indemnified Persons to the extent that such Damages are caused by, result from or arise out of or in connection with 3M’s or any of its Affiliates’ gross negligence or willful misconduct in performing its obligations under this Agreement.

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(b)    SpinCo shall indemnify, defend and hold harmless 3M’s Indemnified Persons from and against any Damages caused by, resulting from or arising out of or in connection with the use or misuse of the 3M Trademark, provided, however, that SpinCo shall not be responsible for any Damages of 3M’s Indemnified Persons to the extent that such Damages are caused by, result from or arise out of or in connection with 3M’s gross negligence or willful misconduct in performing any of its obligations pursuant to this Agreement.
Section 7.3    Procedure
(a)    Each Party shall use its commercially reasonable efforts to mitigate any Damages for which such Party seeks indemnification under this Agreement.
(b)    Sections [4.5] and [4.6] of the SDA shall govern the rights and obligations of the Parties in respect of the management and conduct of any claims for indemnification under this Agreement.
ARTICLE 8
WARRANTIES; LIMITATION OF LIABILITY
Section 8.1    Exclusion of Liability
(a)    Unless explicitly set out otherwise in this Agreement, no Party, nor any of their respective Affiliates, shall be liable in connection with this Agreement for any punitive, incidental, consequential, exemplary, special or indirect, speculative, not reasonably foreseeable or similar damages, including any loss of future revenue, profits, income, or anticipated savings, loss of business reputation, goodwill or opportunity relating to the breach or alleged breach of this Agreement, diminution of value or based on any type of multiple; provided, this sentence does not preclude such Damages to the extent actually owed with respect to a Third-Party Claim or caused by, resulting from, arising out of, or in connection with (i) any fraudulent acts or omissions, or (ii) solely with respect to such damages incurred by Parent or any of its Affiliates, the use of the 3M Trademark by SpinCo or its Affiliates or licensees, including breach of license terms, damages to the 3M Trademark itself or the infringing use of the 3M Trademark. The limitations of this Section 8.1(a) apply regardless of whether the damages are based on breach of warranty, breach of contract, negligence, strict liability in tort, or any other legal or equitable theory.
(b)    Notwithstanding anything in this Agreement to the contrary, neither 3M nor any of its Affiliates shall have any liability towards SpinCo or any of its Affiliates or Indemnified Persons for (a) any failure to perform any of its obligations hereunder in accordance with this Agreement or (b) any Damages or inconveniences incurred by SpinCo or any of its Affiliates or Indemnified Persons, in each case ((a) and (b)) to the extent caused by, relating to, or arising out of or in connection with (i) SpinCo’s or any of its Affiliates’ acts, omissions, or breach of this Agreement or failure to satisfy any of its obligations under this Agreement, (ii) SpinCo’s or any of its Affiliates’ implementation, execution, use or exploitation of any of the services, products (including product liability claims) or other deliverables received by or benefits (including usage rights for the 3M Trademark) granted to SpinCo or its Affiliates under

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or in accordance with this Agreement, (iii) SpinCo’s or any of its Affiliates’ manner of operating or conducting SpinCo’s business (including the operations or systems) if operated or conducted materially differently than the manner in which SpinCo’s business was operated or conducted immediately prior to the Initial Distribution, (iv) any transactions contemplated by this Agreement other than the granting of the license under the 3M Trademark or 3M’s other express obligations set out in this Agreement, or (v) 3M’s actions or inactions in connection with any deliverables, benefits or transactions pursuant to (i) through (iv) or that were caused by specifications or directions provided by SpinCo, except, in each case, to the extent caused by 3M’s or its Affiliate’s gross negligence or willful misconduct in performing any of its obligations pursuant to this Agreement.
Section 8.2    Limitation of Liability
(a)    Subject to Section 8.3 below, 3M’s and its Affiliates’ aggregate maximum liability in connection with this Agreement, the licenses granted hereunder or the transactions contemplated hereby, shall be subject to and count against the Maximum Transition Agreement Cap. SpinCo acknowledges that the liability caps described in this Section 8.2 are fair and reasonable.
(b)    Notice of any claim under this Agreement shall be in writing and made reasonably promptly after becoming aware of such claim, but in no event later than one (1) month after the date of termination or expiration of the license grant giving rise to the claim and such claim must specify the Damages amount claimed and a reasonable description of the action (including, as applicable, the Transition Service) giving rise to the claim.
(c)    The limitation of liability of this Section 8.2 is independent of, and survives, any failure of the essential purpose of any limited or exclusive remedy under this Agreement.
(d)    If and to the extent that 3M’s failure to perform its obligations under this Agreement or any breach of this Agreement is caused by the act or omission of a Third Party subcontractor used by 3M for the provision of its obligations hereunder, 3M shall not be responsible, liable or otherwise considered as being in breach of this Agreement, provided that 3M shall use its commercially reasonable efforts to exercise and enforce its contractual rights and seek to claim any available contractual remedies in respect of the relevant act or omission of the Third Party subcontractor, and pass-on to SpinCo an equitable and proportionate share of the damages or similar amounts. Alternatively, 3M may, in its sole discretion, assign to SpinCo any Damage claims that it may assert against the relevant Third Party subcontractor in relation to SpinCo’s Damage. In case the act or omission of the Third Party subcontractor that caused the Damage also caused prejudice to 3M’s own business (or that of its Affiliates), the distribution shall be limited to a reasonable pro rata share.

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Section 8.3    Unlimited Liability
The limitations of liability pursuant to Section 8.2 shall not apply to:
(a)    any fraudulent, grossly negligent or willful acts or omissions by a Party;
(b)    a Party’s indemnification obligations pursuant to Article 7, and further provided that Section 8.1(a) shall not apply to any indemnification claim by 3M pursuant to Section 7.2;
(c)    3M’s liability to pass-on any sums or other benefits it is able to recover from a Third Party subcontractor under Section 8.2(d); for clarity, any such recovered sums or benefits shall not count against the liability cap set out in Section 8.2(a); and
(d)    SpinCo’s liability for Damages incurred by Parent in relation to the use of the 3M Trademark by SpinCo or its Affiliates or licensees, including breach of license terms, damages to the 3M Trademark itself or the infringing use of the 3M Trademark.
Section 8.4    DISCLAIMER OF WARRANTIES
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING, FOR THE AVOIDANCE OF DOUBT, WITH RESPECT TO THE NATURE AND QUALITY OF THE 3M TRADEMARK LICENSED HEREUNDER, 3M (ON BEHALF OF ITSELF AND ITS LICENSORS) MAKES NO WARRANTY OR CONDITION, EXPRESS OR IMPLIED, AND HEREBY DISCLAIMS ANY WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING WITH RESPECT TO (a) THE NATURE, CONDITION OR QUALITY OF ANY SERVICE OR ANY PRODUCT, MATERIALS, COMPONENTS, INFORMATION, DATA, OR RIGHT (INCLUDING THE 3M TRADEMARK) OBTAINED OR PROVIDED PURSUANT TO THIS AGREEMENT OR (b) THE RESULTS THAT WILL BE OBTAINED BY USING, RECEIVING, OR APPLYING ANY SUCH SERVICE OR PRODUCT, MATERIALS, COMPONENTS, INFORMATION, DATA, OR RIGHT (INCLUDING THE 3M TRADEMARK), IN EACH CASE INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OR CONDITION OF NONINFRINGEMENT, MERCHANTABILITY, SUITABILITY, ACCURACY, SATISFACTORY QUALITY, OR FITNESS FOR ANY PARTICULAR PURPOSE. 3M MAKES NO WARRANTY OR CONDITION THAT ANY SERVICE OR PRODUCT, MATERIALS, COMPONENTS, INFORMATION, DATA, OR RIGHT (INCLUDING THE 3M TRADEMARK) OBTAINED OR PROVIDED PURSUANT TO THIS AGREEMENT COMPLIES WITH ANY LAW OR ORDER. SPINCO EXPRESSLY AFFIRMS THAT IT IS NOT RELYING ON ANY WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, OF 3M IN ENTERING INTO THIS AGREEMENT AND ACKNOWLEDGES AND AGREES TO THE DISCLAIMERS IN THIS SECTION 8.4. NOTWITHSTANDING THE FOREGOING, IN NO CIRCUMSTANCES WILL SPINCO BE ENTITLED TO SPECIFIC PERFORMANCE OR OTHER EQUITABLE RELIEF IN CONNECTION WITH ANY BREACH OR ALLEGED BREACH HEREUNDER OR OTHER CLAIM ARISING HEREUNDER.

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Section 8.5    Other Liability Terms
(a)    With respect to any Damages arising under this Agreement, each Party agrees that it shall only seek to recover for such Damages from the other Party, and each Party hereby waives the right to seek recovery for such Damages from or equitable remedies against any the other Party’s Affiliates and each of their respective past, present or future officers, directors, employees and agents and their respective successors, heirs and assignees and Representatives.
(b)    No claim may be brought under this Agreement related to any cause of action under the SDA or any other Ancillary Agreement. Any claims brought under this Agreement must be based solely on the provisions of this Agreement.
ARTICLE 9
TERM AND TERMINATION
Section 9.1    Term
This Agreement will commence on the Distribution Date and unless terminated sooner as provided herein, will remain in force for a period that shall vary for each grant of rights contained in Section 2.1(a), as set forth below (each such period, the “Term”):
(a)    As applied only to the rights granted under Section 2.1(a)(i) for external use of the 3M Trademark as part of a Web Property, this Agreement will remain in force for a period of two (2) years from the Distribution Date.
(b)    As applied only to the rights granted under Section 2.1(a)(ii) for internal use of the 3M Trademark as part of a Web Property, this Agreement will remain in force for a period of five (5) years from the Distribution Date (“Initial Internal Use Term”) and then may be extended by SpinCo upon sixty (60) days prior written notice to the then scheduled expiration date of the Term for additional one (1) year periods (each an “Extended Internal Use Term”) up until ten (10) years from the Distribution Date.
(c)    As applied only to the rights granted under Section 2.1(a)(iii) for use of the 3M Trademark as part of an Commercial Name, this Agreement will remain in force for a period of four (4) years from the Distribution Date.
(d)    If, at or prior to the expiration or termination of this Agreement, a Party, despite having taken all reasonable and timely steps to operate independently, is unable to operate independently from the rights or services provided under this Agreement due to circumstances not caused by such Party’s action or inaction, the Parties will discuss in good faith commercially reasonable alternatives (up to and including an extension of this Agreement) to avoid a business disruption for such Party; provided, that, if such inability to operate independently results solely from such Party’s failure to obtain a Governmental Approval (having taken all reasonable and timely steps to obtain such Governmental Approval in a timely fashion), (i) the other Party will not unreasonably withhold consent to a request for an extension of this Agreement for a period of time no longer than reasonably necessary to obtain such Governmental Approval or otherwise

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Pursuant to 17 C.F.R. Section 200.83
allow the requesting Party to operate independently and (ii) the Parties will discuss in good faith the applicable terms of such extension (including price adjustments) to ensure the terms are commercially reasonable.
Section 9.2    Termination
(a)    At any time, for any reason whatsoever, this Agreement may be terminated effective immediately upon the Parties’ mutual agreement.
(b)    Either Party may terminate this Agreement:
(i)    if the other Party materially breaches the terms of this Agreement (including the quality control provisions) and such breach is not cured within sixty (60) days after notice thereof (except to the extent that such breach is not reasonably capable of being cured, in which case the Agreement may be terminated immediately upon written notice to the other Party);
(ii)    if at any time and to the extent the rights granted under this Agreement is no longer permitted under applicable Law; or
(iii)    If the other Party becomes or is adjudicated insolvent, is unable to meet or has ceased paying its obligations as they generally become due, or is subject to any insolvency proceeding, or makes an assignment for the benefit of creditors or is subject to receivership, conservatorship or liquidation. Notwithstanding the foregoing, the Parties acknowledge and agree that, if a Party becomes subject to any bankruptcy or similar proceeding, that Party will take all reasonably steps necessary to ensure that all rights granted hereunder will continue subject to the terms and conditions of this Agreement.
(c)    SpinCo may terminate this Agreement at its convenience if, during the Term, it (i) has ceased all use of the 3M Trademark; (ii) provides any documentation required by 3M to reasonably satisfy 3M that all such use has in fact ceased; and (iii) SpinCo is providing formal notice of termination under this Section 9.2(c) in connection with a Change of Control.
(d)    Notwithstanding the foregoing, 3M may terminate this Agreement at any time automatically and without separate notice in the event that (i) SpinCo materially breaches its obligations regarding the use of the 3M Trademark, and 3M reasonably determines that such breach has done material harm to the value of the 3M Trademark or will do so in the future, and/or that such breach is not capable of cure; or (ii) 3M reasonably determines that the use of the 3M Trademark by SpinCo could be deemed to be in poor taste or unlawful and thereby materially impair or diminish the value of the 3M Trademark.
Section 9.3    Effect of Termination
(a)    Except as provided by the TTLA, upon expiration or earlier termination of this Agreement, the rights granted herein shall terminate immediately, and SpinCo and its Affiliates shall refrain immediately from all further use of the 3M Trademark, except for limited

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
historical and archival purposes, and shall not distribute, sell or otherwise dispose of any product or service, or related materials or literature, bearing any 3M Trademark.
(b)    The Parties’ rights and obligations set forth in the following Articles and Sections shall survive the expiration or earlier termination of this Agreement: Article 1 (Definitions), Article 5 (Rights to 3M Trademarks), Article 6 (Fees), Article 7 (Indemnities), Article 8 (Warranties; Limitation of Liability), Section 9.3 (Effect of Termination) and Article 10 (Miscellaneous).
ARTICLE 10
MISCELLANEOUS
Section 10.1    Notices
All notices or other communications to be delivered in connection with this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received (a) on the date of delivery if delivered by hand during normal business hours of the recipient during a Business Day, otherwise on the next Business Day, or (b) on the date of receipt by the addressee if sent by a nationally recognized overnight courier or by registered or certified mail, return receipt requested, if received on a Business Day, otherwise on the next Business Day. Such notices or other communications must be sent to each respective Party at the address set forth below (or at such other address as shall be specified by a Party in a notice given in accordance with this Section 10.1):

If to 3M:	3M Company
3M Center, Building [●]
2501 Hudson Road
St. Paul, MN 55144
Attention: [TITLE OF OFFICER TO RECEIVE NOTICES]

with a copy (which shall not constitute notice) to:

3M Innovative Properties Company
Office of Intellectual Property Counsel
3M Center, Mail Stop 220-9-E-01
2501 Hudson Road
St. Paul, MN 55144-1000
E-mail: AgreementNotices@mmm.com
Attention: Chief Intellectual Property Counsel

If to SpinCo:	[NAME OF SPINCO]
[ADDRESS OF SPINCO]
Attention: [TITLE OF OFFICER TO RECEIVE NOTICES]

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83

with a copy (which shall not constitute notice) to:

[NAME OF SPINCO IPC]
[ADDRESS OF SPINCO IPC]
Email:
Attention: [TITLE OF OFFICER TO RECEIVE NOTICES]
Section 10.2    Assignment
Except as expressly permitted under Section 2.1, neither this Agreement nor any of the rights, interests or obligations hereunder may be directly or indirectly assigned, transferred, licensed, sublicensed, or delegated by a Change of Control, merger, sale, assignment, operation of law, or any other means, in whole or in part by either Party, whether in a single transaction or in a series of transactions, and any purported assignment, transfer, license, sublicense, or delegation in contravention of this Section 10.2 shall be null and void and of no force and effect, and will constitute grounds for termination of this Agreement and of any rights granted hereunder.
Section 10.3    Relationship of the Parties
Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the Parties hereto. No Party is by virtue of this Agreement authorized as an agent, employee or legal representative of the other Party. No Party will have the power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No Party will have any power or authority to bind or commit the other Party. No Party will hold itself out as having any authority or relationship in contravention of this Section 10.3.
Section 10.4    Incorporation of Certain Sections of the SDA
The following provisions of the Separation and Distribution Agreement shall apply to this Agreement, mutatis mutandis, and are hereby incorporated herein by reference: Section 10.2 (Governing Law; Submission to Jurisdiction; Waiver of Jury Trial), Section 10.6 (Severability), and Section 10.14 (Amendments), except that all references therein to (i) the “Parties” shall be deemed to refer to the Parties hereto; and (ii) “this Agreement” and the “Ancillary Agreements” in Section 10.2 of the SDA shall be deemed to refer to this Agreement.
Section 10.5    Further Assurances
Each Party shall, upon the reasonable request of the other Party and at such other Party’s expense unless otherwise indicated herein, promptly execute such documents and perform such acts as may be necessary to give full effect to this Agreement and the intent of this Agreement.

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
Section 10.6    Dispute Resolution
Any claim, disagreement or dispute between the Parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement shall be resolved in accordance with [Article VII] of the SDA which shall apply mutatis mutandis to this Agreement.
[SIGNATURE PAGES FOLLOW]

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

3M COMPANY

By:

Name:
Title:
[Signature Page to the 3M Mark Use Agreement]

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

3M INNOVATIVE PROPERTIES COMPANY

By:

Name:
Title:
[Signature Page to the 3M Mark Use Agreement]

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[SPINCO]

By:

Name:
Title:

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[SPINCO GERMANY]

By:

Name:
Title:

Confidential Treatment Requested by 3M Health Care Company
Pursuant to 17 C.F.R. Section 200.83
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

[SPINCO IPC]

By:

Name:
Title: